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EXHIBIT 4.6



                          Exercise of Conversion Right


To:
The Secretary to the Board of Directors
of TravelnStore.com, Inc., successor to
TravelnStore LLC.
1320 Flynn Road Suite 402
Camarillo, California 93012

        By my signature set forth below I hereby elect to exercise my Conversion Right as contained in my Convertible Note which I subscribed in the Private Placement of TravelnStore LLC dated January 1, 1999. I hereby request the Secretary of TravelnStore.com, Inc. to cause to be issued in the names set forth below, share certificates of common stock of TravelnStore.com, Inc. and to record in the books and records of the Corporation accordingly.

       I understand that based upon the offering price of $6.50 per share for the common stock of TravelnStore.com, Inc. as presented in its public offering as filed with the Securities and Exchange Commission on May 14, 1999 that each note will convert to 5,000 shares of common stock of TravelnStore.com, Inc.

        I acknowledge that the public offering has not yet received an effective date from the Securities and Exchange Commission. Further, I acknowledge that the shares which will be issued in this conversion are not part of the shares that the Company is seeking to register in the filing of May 14, 1999, and that until such time as said shares are registered, the holders of these shares may only sell or transfer them in a private transaction.

Executed this 8 day of July, 1999.

  /s/ Frank A. Browning
-----------------------------------          -----------------------------------

      Frank A. Browning
-----------------------------------          -----------------------------------
(Print name)                                 (Print name)

        Please issue the share certificates in the following name(s) and in the amounts set forth in the column adjacent. (You may divide your shares in whatever manner you wish provided that the minimum number of shares per holder is no less than 100 and that total number of shares per holder is a multiple of
100. Add additional pages if necessary.)


Name (Please Print)  Frank A. Browning
                   ---------------------
Address  2800 28th St., Santa Monica, California 90405
        -----------------------------------------------

Number of Shares  6,692
                 -------

Name (Please Print)  Jeannette L. Browning
                    -----------------------
Address  4641 Van Nord, Sherman Oaks, California 91423
        -----------------------------------------------

Number of Shares  1,000
                 -------


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        I do not wish to exercise my right of conversion at this time. I intend to hold my Note under the terms and conditions to which I subscribed.

Signed this 8 day of June 1999.



    /s/ Frank A. Browning
-----------------------------

        Frank A. Browning
-----------------------------
(print name)